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                                                                      EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Energen Corporation on Form S-3 (File No. 333-00395), Form S-3 (File No. 333-43245) and Forms S-8 (File No. 33-27869, File No. 33-46641, File No.
33-48504, File No. 33-48505, File No. 33-26111, and File No. 33-45107) of our
report, dated October 28, 1998, on our audits of the consolidated financial statements and financial statement schedule of Energen Corporation as of September 30, 1998 and 1997, and for the years ended September 30, 1998, 1997, and 1996, which report is incorporated by reference in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
Birmingham, Alabama
December 21, 1998